Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended December			Year-to-Date December
	2011	2010	Change	2011	2010	Change
Income Account-
Retail Revenues-
Fuel	$1,144	$1,297	$(153)	$5,686	$5,944	$(258)
Non-Fuel	1,996	1,891	105	9,385	8,847	538
Wholesale Revenues	392	414	(22)	1,905	1,994	(89)
Other Electric Revenues	147	151	(4)	611	589	22
Non-regulated Operating Revenues	17	18	(1)	70	82	(12)
Total Revenues	3,696	3,771	(75)	17,657	17,456	201
Fuel and Purchased Power	1,353	1,554	(201)	6,870	7,262	(392)
Non-fuel O & M	1,101	1,164	(63)	3,938	4,010	(72)
Depreciation and Amortization	438	376	62	1,717	1,513	204
Taxes Other Than Income Taxes	215	207	8	901	869	32
Total Operating Expenses	3,107	3,301	(194)	13,426	13,654	(228)
Operating Income	589	470	119	4,231	3,802	429
Other Income, net	3	29	(26)	113	159	(46)
Interest Charges	219	229	(10)	857	895	(38)
Income Taxes	96	101	(5)	1,219	1,026	193
Net Income	277	169	108	2,268	2,040	228
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	0	65	65	0
NET INCOME AFTER DIVIDENDS ON PREFERRED
AND PREFERENCE STOCK (See Notes)	$261	$153	$108	$2,203	$1,975	$228

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-K.